Mercantile Capital Advisors, Inc.

                                 CODE OF ETHICS


I.    PREAMBLE AND PURPOSE.

      Certain officers of Mercantile Capital Advisors, Inc. and its parent, Mercantile-Safe Deposit and Trust Company ("Adviser" or "Merc-Safe") may in varying degrees participate in or be aware of decisions made to implement the investment policies of registered investment company client accounts it advises (collectively the "Funds"). The Adviser's relationship to the Funds mandates adherence to the highest standards of conduct and integrity.

      This Code of Ethics (the "Code") contains provisions reasonably necessary to ensure adherence to such standards, and compliance with the provisions of Rule 17j-1 under the Investment Company Act of 1940 relating to the personal securities transactions of Advisory Persons which might involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.

II.   APPLICABILITY.

      The provisions of this Code apply to all Access Persons (as defined below) of the Adviser and Merc-Safe.

III.  DEFINITIONS.

      A. "Access Person" means any director, officer of the Adviser, or any Advisory Person of the Adviser and Merc-Safe.

      B.    "Act" means the Investment Company Act of 1940.

      C.    "Advisory Person" of the Adviser or Merc-Safe means:

            1. Any employee of the Adviser or Merc-Safe (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchase or sales, and

            2. Any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund.


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      D.    "Beneficial  Ownership"  of a  security  means a direct or  indirect pecuniary interest in a Security.

            1. A direct pecuniary interest is the opportunity, directly or indirectly to profit, or to share the profit, from the transaction.

            2. An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the SEC rules to include securities held by members of your Immediate Family who share the same household; securities held by a partnership of which you are a general partner; securities by a trust of which you are a settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired on an exercise of an option or other right, or through conversion. "Immediate Family" includes a spouse, minor children and adults living in the same household as the Access Person.

      E. "Investment Personnel" means Access Persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of Securities by a Fund.

      F. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

      G.    "SEC" means the Securities and Exchange Commission.

      H. "Security" means all registered and unregistered securities, including options to buy or sell Securities. For Access Persons, this includes option grants (for Annual Holding Reports) and exercises (for Quarterly Transaction Reports) under the Mercantile Bankshares Corporation Omnibus Stock Plans, or any successor to, or replacement of, those Plans.

            1.    "Covered   Security"   means  any  Security   that  is  not  a
                  Non-Reportable Security.

            2. "Exempt Security" means a Security purchased or sold in a transaction over which the Access Person has no control, Securities acquired under an automatic dividend plan, and Securities which a Fund is not permitted to purchase under the investment objectives set forth in that Fund's then current prospectus. Access Persons are deemed to have control over trusts which they may revoke, and brokerage and investment advisory or brokerage accounts owned by them or their Immediate Family, even if the trustee, investment advisor or broker of those accounts does not consult the Access Person with respect to transactions.


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            3.    "Non-Reportable  Security"  means  direct  obligations  of the
                  United   States   Government,    bankers   acceptances,   bank
                  certificates  of  deposit,   commercial  paper,  high  quality
                  short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized
                  statistical   rating   organization),   including   repurchase
                  agreements, and shares of registered open-end investment companies.

            4. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

            5. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

            6. A Security is "Held or to be Acquired" by a Fund if, within the most recent 15 days it (a) is or has been held by the Fund, or (2) is being or has been considered by the Fund, the Adviser or any sub-adviser for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell, as well as any Security that is exchangeable for or convertible into any Security that is held or to be acquired by a Fund.

IV.   STANDARDS OF CONDUCT.

      A.    Legal Requirement of Rule 17j-1(b).

            It is unlawful for any access person, in connection with the purchase or sale of a Security Held or to be Acquired by any Fund:

            1.    To employ any device, scheme or artifice to defraud any Fund;

            2. To make to any Fund any untrue statement of a material fact or omit to state to any Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

            4. To engage in any manipulative practice with respect to any Fund.

            Access Persons shall not engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above.

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      B.    Restrictions on personal securities transactions

            1. At no time may any Access Person recommend the holding, purchase or sale of any Security by any Fund without first disc1osing the existence of any material (in relationship to personal financial circumstances) position (long or short) in such security held by, or recent trading in such security by, any such Access Person. Such disclosure shall be made in writing to Dennis Kreiner or an officer designated by him. If oral, such disclosure shall be confirmed in writing.

            2. Pre-Clearance of Trades: All Access Persons are required to pre-clear transactions in Covered Securities that are listed on the Mercantile Guidelist and Model Portfolios, except those Guidelist and Model Portfolio securities which are included in the S&P 500 stock index. This means that an Access Person must pre-clear the transaction in writing with a designated Pre-Clearance Officer before effecting a trade in any Mercantile Guidelist or Model Portfolio securities that are not in the S&P 500 and in which the Access Person has a pecuniary interest. Transactions in Exempt Securities do not require pre-clearance. Pre-clearance is valid only for business day that preclearance is granted.

                  a. Investment Personnel, as that term is defined in this Code, must pre-clear in writing with Dennis Kreiner, or an officer designated by him, all purchases of any Securities issued through an Initial Public Offering or a Limited Offering.

            3. Black-out Period: There is a black out period on all Covered Securities that are listed on the Mercantile Guidelist and Model Portfolios, except those Guidelist or Model Portfolio Covered Securities which are included in the S&P 500 stock index, for a period of 7 (seven) calendar days from the most recent trade in that Covered Security in the Funds.

V.    REPORTING REOUIREMENTS.

      In order to provide the Advisor with information to enable it to determine with reasonable assurance that the provisions of this Code are being observed by its Access Persons, every Access Person shall make Reports as described in the following paragraphs to Dennis Kreiner or an officer designated by him with respect to each Covered Security and/or transaction in a Covered Security in which such Access Person has, or by reason of such transaction acquires, beneficial ownership. Dennis Kreiner or an officer designated by him shall identify all Access Persons who are under a duty to make such Reports and shall inform such persons of such duty.


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            1.    Holdings Reports:

                  a. Initial Holdings Report: Each newly designated Access Person will complete and file with Dennis Kreiner or an officer designated by him an Initial Holdings Report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned by the Access Person. The Report must be submitted no later than 10 days after the person becomes an Access Person.

                  b. Annual Holdings Report: Each Access Person will complete and file with Dennis Kreiner or an officer designated by him an Annual Holdings Report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned by the Access Person. The Report must be submitted no later than 30 days after the end of the calendar year and be based on information that is current as of a date no more than 30 days before the Report is submitted.

            2.    Quarterly Transaction Reports:

                  Each Access Person shall complete and file with Dennis Kreiner a Quarterly Transaction Report in the form attached hereto as Exhibit B for all transactions in Covered Securities in which the Access Person had a beneficial interest, and which lists all accounts established during the reporting quarter by the Access Person with brokers, dealers and banks which held Securities beneficially owned by the Access Person. The Report must be submitted by the Access Person no later than 10 days after the end of each calendar quarter, whether or not a reportable securities transaction occurred during the period covered by the Report. If all of an Access Person's transactions are submitted directly to the Compliance Department by duplicate statements or duplicate trade confirmations, an Access Person may file the Report with the following legend: "All of my reportable security transactions are sent to you directly by my (broker or bank)".

                  Exception. No Access Person shall be required to make a Report with respect to transactions effected in any account over which such person does not have any direct or indirect influence or control. Access Persons are deemed to have control over trusts which they may revoke and brokerage and investment advisory accounts owned by them or their Immediate Family, even if the trustee or investment advisor of those accounts does not consult the Access Person with respect to transactions.


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VI.   OVERSIGHT AND REPORTING.

      Dennis Kreiner is designated as Administrator for purposes of this Code. The Administrator, or an officer designated by him, shall:

            1. Review all Reports required to be made by Access Persons pursuant to this Code and compare the reported transactions with similar transactions in the Funds;

            2. Promptly investigate any failure to submit Reports as required by this Code and any reported securities transaction that may have been inconsistent with the provisions of this Code;

            3. Submit periodic status reports with respect to each such investigation to the President of the Mercantile Capital Advisors, Inc. or the Chairman of the Investment and Wealth Management division of Merc-Safe;

            4. Provide on a quarterly basis to the Board of Directors of the Fund a written Report stating:

                  a.    any  reported  securities   transactions  that  occurred
                        during the prior quarter that may have been materially inconsistent with the provisions of the Code, and

                  b.    all disciplinary actions taken in response thereto;

            5. Provide on an annual basis to the Board of Directors of the Fund a written Report stating:

                  a. a summary of existing procedures concerning personal investing by Access Persons and any changes in the procedures during the past year;

                  b. an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Advisor's experience under this Code, industry practices or developments in applicable laws and regulations;

                  c.    any issues  arising under the Code or  procedures  since
                        the last report, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to material violations; and

                  d. a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the Code;

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            6.    Maintain for periods  required by  applicable  law,  including
                  Rule 17j-1 under the Act, copies of this Code (and all amendments hereto), the names of all persons required to make reports hereunder, each report submitted by such persons and records of any violation of this Code and of any action taken as a result of such violation.

VII.  SANCTIONS.

      Violations of this Code, or any provision hereof shall be grounds for appropriate sanctions, including dismissal.

VIII. INTERPRETATIONS.

      Any questions regarding the applicability, meaning or administration of the Code shall be referred by the person concerned in advance of any contemplated transaction to Dennis Kreiner or to an officer designated by him.

IX.   ACCEPTANCE.

      Each access person shall receive a copy of this Code and any amendments thereto. Each officer and employee of the Adviser to whom this Code is applicable shall sign a statement that he has read this Code and will abide by it. The signed statement shall be kept in the files of the Adviser. A form of the statement is attached hereto as Exhibit C.

X.    EFFECTIVE DATE.

      The provisions of this Code shall be retroactive to July 28, 2000, and amendments shall become effective when promulgated.


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                                    Exhibit C

                       STATEMENT REGARDING CODE OF ETHICS

The undersigned hereby certifies that he or she has read and wil1 abide by the Code of Ethics, and that he or she knows any such failure may constitute a violation of federal and state securities laws and regulations which may subject him or her to civil liabilities and criminal penalties. The undersigned acknowledges that failure to observe the provisions of said Code shall be a basis for any appropriate sanction, including dismissal.

Date:

Name________________________________
          (printed)

Signature_____________________________






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                           ADDENDUM TO CODE OF ETHICS
                               FOR ACCESS PERSONS

           The purpose of the Code is to prevent abuses that can arise from personal securities holdings and transactions by persons who make recommendations or decisions concerning securities held or acquired by the Fund or who in the regular course of their duties have access to information about Fund holdings and transactions. While you may not be involved directly in the recommendation or decision process, you have been identified as an "access person" because you may, from time to time, have information about the composition of the Fund's portfolio. In considering how to avoid conflicts in your personal holdings and securities transactions, you should apply judgment and common sense as to whether particular holdings or transactions could affect the exercise of your judgment on behalf of the Fund (or impact the value of the Fund's portfolio) at times when you make Fund recommendations or decisions or when you have information about Fund holdings or transactions, in light of your particular degree of responsibility for and knowledge of such holdings or transactions. Personal transactions which may not be abusive include transactions for your benefit which you do not control (so-called "nonvolitional" transactions), transactions where any potential harm to the Fund is remote because the securities are traded in a "highly institutional" market, or transactions that are not related economically to the securities to be purchased, sold or held by the Fund. Company counsel will be available to assist you in these matters and with the reporting process.